CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") is made and effective as of the 26th of October, 2023, by and between Lion Power Systems, Inc., a Nevada corporation (the "Company"), and Jiangsu Highstar Battery Manufacturing Co., Ltd., a corporation organized under the laws of the People's Republic of China ("Highstar").

WHEREAS, the Company and Highstar are parties to a Supply, Development, and Leasing Agreement dated July , 2023 (the "Supply Agreement"); and

WHEREAS, as described in the Supply Agreement, the Company is developing a facility in the U.S. for the packing, assembly, and marketing and sale to the U.S. market of Highstar-supplied battery cells and battery packs assembled from Highstar-supplied parts, materials, and components (the "Factory"); and

WHEREAS, pursuant to Section 2.3(b) the Supply Agreement, Highstar is obligated to provide certain personnel to work in the U.S. at the Factory to assist Lion as necessary with the technical aspects of the design, implementation, and operation of its battery assembly operations, as well as the marketing of finished battery packs to customers; and

WHEREAS, in conjunction with Section 2.3(b) of the Supply Agreement, the parties hereto desire to further define the services and personnel to be supplied by Highstar as more specifically described herein (the "Services"), pursuant to the terms and conditions of this Agreement,

NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

1. CONSULTING SERVICES. Commencing on the Effective Date (as defined below), Highstar, in the capacity as an independent contractor, shall furnish no less than two (2) and no more than three (3) individuals to provide the following services to the Company, to be rendered at, or in connection with, the Factory (the "Services"):

- Inspection all incoming equipment, ensuring the equipment meets applicable specifications and requirements;
- Design and layout of the Company's planned Factory facility in Virginia;
- Providing instructions for equipment setup and adjustment of equipment to the proper working conditions;
- Providing the production specifications, including cell sorting, and all the stages of product testing;
- Packing design and implantation;
- Providing Battery Management System (BMS) interface coding for clients;
- Assisting the Company's sales personnel, including client requirements and products; and
- Training local workers and technicians for the Factory.

2. **PERSONNEL TO BE PROVIDED.** Highstar shall provide either two or three individuals (the "Personnel") who shall be responsible for providing each of the Services as set forth above. The Personnel shall possess such knowledge and experience, and shall devote such time and effort, as is required to successfully and competently provide the Services. The Personnel shall have the requisite experience and expertise in each of the following areas:

- Production supervision of the Factory equipment and assembly line;
- Cell sorting and testing; and
- Software.

If one individual is able to handle two of the areas listed above, then two (2) Personnel may be provided instead of three (3). In no instance shall less than two (2) Personnel be provided by Highstar to render the Services. All salary, benefits or other compensation, and all expenses related to the Personnel shall be the responsibility of Highstar. Although the Personnel shall cooperate in good faith with the Company and its employees in providing the Services, Highstar shall have control over the time, method and manner of performing the Services. If, in the reasonable commercial judgment of the Company, the Personnel in place are not performing to Lion's satisfaction, Highstar shall, upon notice by the Company, recall them and promptly provide replacement Personnel to provide the Services.

3. **COMPENSATION TO HIGHSTAR.** [redacted]

4. **TERM; EXTENSION AND TERMINATION.** The term of this Agreement shall begin on or before January 2, 2024 (the "Effective Date") and terminate upon the mutual agreement of the parties or for material cause. For purposes of this Agreement, "Cause" shall mean: (a) the willful and continued failure of Highstar or the Personnel to perform substantially the Services for the Company, after a written demand for substantial performance is delivered to Highstar by the Company, which specifically identifies the manner in which the Company believes that Highstar and/or the Personnel have not substantially performed their duties and responsibilities, which willful and continued failure is not cured by Highstar within fifteen (15) days following his receipt of such written demand; (b) the conviction of, or plea of guilty or nolo contendere to, a felony by any Personnel, or (c) fraud, dishonesty or gross misconduct of any Personnel. Termination under clauses (b) or (c) of this Section 4 shall not be subject to cure.

5. **INDEPENDENT CONTRACTOR.** Highstar, and all Highstar Personnel provided hereunder shall act at all times hereunder as an independent contractor as that term is defined in the Internal Revenue Code of 1986, as amended, with respect to the Company, and not as employees, partners, agents or co-venturers of or with the Company. Except as set forth herein, the Company shall neither have nor exercise control or direction whatsoever over the operations of Highstar, and Highstar and the Personnel shall neither have nor exercise any control or direction whatsoever over the employees, agents or subcontractors hired by the Company.

6. **NO AGENCY CREATED.** No agency, employment, partnership or joint venture shall be created by this Agreement, as Highstar is an independent contractor. Highstar and the Personnel shall have no authority as an agent of the Company or to otherwise bind the Company to any agreement, commitment, obligation, contract, instrument, undertaking, arrangement, certificate or other matter. Each party hereto shall refrain from making any representation intended to create an apparent agency, employment, partnership or joint venture relationship between the parties.

7. **NOTICES.** Any notice required or permitted to be given pursuant to this Agreement shall be in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or upon receipt by the addressee by courier or by telefacsimile addressed to each of the other Parties thereunto entitled at the respective address listed below, with a copy by email, or at such other addresses as a party may designate by ten (10) days prior written notice:

If to the Company:

Lion Power Systems, Inc.
3321 E. Princess Anne Road
Suite 1B
Norfolk, VA 23502
United States of America
Attention: James S. Coleman, CEO
Telephone: +01-917-213-9056
E-mail: jscsuper@aol.com

If to Highstar:

Jiangsu Highstar Battery Manufacturing Co., Ltd.
No. 306 HePing Road(s)
Qidong City, Jiangsu Province
China
Attention: Gang . Chen, CEO
Telephone: 0086-513-80795666
E-mail: cheng@highstar.com

8. **ASSIGNMENT.** This Agreement shall not be assigned, pledged or transferred in any way by either party hereto without the prior written consent of the other party. Any attempted assignment, pledge, transfer or other disposition of this Agreement or any rights, interests or benefits herein contrary to the foregoing provisions shall be null and void.

9. **CONFIDENTIAL INFORMATION**. The Company and Highstar acknowledge that each will provide unique information to the other and therefore each agrees that, at no time during the Term or a period of two (2) years immediately after the Term, will either (a) use Confidential Information (as defined below) for any purpose other than in connection with the Services or (b) disclose Confidential Information to any person or entity other than to the

disclosing party or persons or entities to whom disclosure has been authorized by the other party. As used herein, "Confidential Information" means all information of a technical or business nature relating to either party or its affiliates. "Confidential Information" shall not include any information that (i) has entered the public domain through no action or failure to act of the disclosing party; (ii) prior to disclosure hereunder was already lawfully in the disclosing party's possession without any obligation of confidentiality; (iii) subsequent to disclosure hereunder is obtained by the disclosing party on a non-confidential basis from a third party who has the right to disclose such information; or (iv) is ordered to be or otherwise required to be disclosed by the disclosing party by a court of law or other governmental body; provided, however, that the other party is notified of such order or requirement and given a reasonable opportunity to intervene.

10. NON-COMPETITION AND NON-SOLICITATION. Highstar hereby agrees and covenants that it shall not without the prior written consent of the Company, directly or indirectly, in any capacity whatsoever, including, without limitation, as an employee, employer, consultant, principal, partner, shareholder, officer, director or any other individual or representative capacity (other than (i) as a holder of less than two (2%) percent of the outstanding securities of a company whose shares are traded on any national securities exchange or (ii) as a limited partner, passive minority interest holder in a venture capital fund, private equity fund or similar investment entity which holds or may hold an equity or debt position in portfolio companies that are competitive with the Company; provided however, that Highstar shall be precluded from serving as an operating partner, general partner, manager or governing board designee with respect to such portfolio companies), or whether on Highstar's own behalf or on behalf of any other person or entity or otherwise howsoever, during the Term and thereafter to the extent described below, within the United States of America:

(a) Engage, own, manage, operate, control, be employed by, consult for, participate in, or be connected in any manner with the ownership, management, operation or control of any business in competition with the Business of the Company, as defined in the next sentence. For purposes hereof, the Company's Business shall mean packing, assembly, and marketing and sale to the U.S. market of Highstar-supplied battery packs and battery packs assembled from Highstar-supplied parts, materials, and components, as well as any future related or unrelated industries or segments in which the Company may engage or operate in the future.

(b) Recruit, solicit or hire, or attempt to recruit, solicit or hire, any employee, or independent contractor of the Company to leave the employment (or independent contractor relationship) thereof, whether or not any such employee or independent contractor is party to an employment agreement, for the purpose of competing with the Business of the Company;

(c) Attempt in any manner to solicit or accept from any customer of the Company, with whom Highstar had significant contact during Highstar's engagement by the Company (whether under this Agreement or otherwise), business of the kind or competitive with the business done by the Company with such customer or to persuade or attempt to persuade any such customer to cease to do business or to reduce the amount of business which such customer has customarily done or might do with the Company, or if any such customer elects to move its business to a person other than the Company,

provide any services of the kind or competitive with the business of the Company for such customer, or have any discussions regarding any such service with such customer, on behalf of such other person for the purpose of competing with the Business of the Company; or

(d) Interfere with any relationship, contractual or otherwise, between the Company and any other party, including, without limitation, any supplier, distributor, co-venturer or joint venturer of the Company, for the purpose of soliciting such other party to discontinue or reduce its business with the Company for the purpose of competing with the Business of the Company.

With respect to the activities described in Paragraphs (a), (b), (c) and (d) above, the restrictions of this Section 12(b) shall continue during the Term and for a period of two (2) years thereafter.

11. **RETURN OF MATERIALS AT TERMINATION**. Highstar agrees that all documents, reports and other data or materials provided to Highstar shall remain the property of the Company, including, but not limited to, any work in progress. Upon termination of this Agreement for any reason, Highstar shall promptly deliver to the Company upon request all such documents, including, without limitation, all Confidential Information, belonging to the Company, including all copies thereof.

12. **CONFLICTING AGREEMENTS; REQUISITE APPROVAL.** Highstar and the Company represent and warrant to each other that the entry into this Agreement and the obligations and duties undertaken hereunder will not conflict with, constitute a breach of or otherwise violate the terms of any agreement or court order to which either party is a party, and each of the Company and Highstar represents and warrants that it has all requisite corporate authority and approval to enter into this Agreement and it is not required to obtain the consent of any person, firm, corporation or other entity in order to enter into this Agreement.

13. **NO WAIVER.** No terms or conditions of this Agreement shall be deemed to have been waived, nor shall any party hereto be stopped from enforcing any provisions of the Agreement, except by written instrument of the party charged with such waiver or estoppel. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived, and shall not constitute a waiver of such term or condition for the future or as to any act other than specifically waived.

14. **GOVERNING LAW.** All disputes arising under this agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia, without regard to principles of conflict of laws. The parties to this agreement will submit all disputes arising under this agreement to arbitration in the City of Norfolk, Virginia before a single arbitrator of the American Arbitration Association (AAA). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in Virginia. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section.

15. **ENTIRE AGREEMENT.** This Agreement contains the entire agreement of the parties hereto in regard to the subject matter hereof and may only be changed by written documentation signed by the party against whom enforcement of the waiver, change, modification, extension or discharge is sought. This Agreement supersedes all prior written or oral agreements by and among the Company or any of its subsidiaries or affiliates and Highstar or any of its affiliates.

16. **SECTION HEADINGS.** Headings contained herein are for convenient reference only. They are not a part of this Agreement and are not to affect in any way the substance or interpretation of this Agreement.

17. **SURVIVAL OF PROVISIONS.** In case any one or more of the provisions or any portion of any provision set forth in this Agreement should be found to be invalid, illegal or unenforceable in any respect, such provision(s) or portion(s) thereof shall be modified or deleted in such manner as to afford the parties the fullest protection commensurate with making this Agreement, as modified, legal and enforceable under applicable laws. The validity, legality and enforceability of any such provisions shall not in any way be affected or impaired thereby and such remaining provisions in this Agreement shall be construed as severable and independent thereof.

18. **BINDING EFFECT.** This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns, subject to the restriction on assignment contained in Section 8 of this Agreement.

19. **AUTHORIZATION.** The persons executing this Agreement on behalf of the Company and Highstar hereby represent and warrant to each other that they are the duly authorized representatives of their respective entities and that each has taken all necessary corporate or partnership action to ratify and approve the execution of this Agreement in accordance with its terms.

20. **ADDITIONAL DOCUMENTS.** Each of the parties to this Agreement agrees to provide such additional duly executed (in recordable form, where appropriate) agreements, documents and instruments as may be reasonably requested by the other party in order to carry out the purposes and intent of this Agreement.

21. **UNDERSTANDING OF AGREEMENT.** The parties each acknowledge that they have fully read the contents of this Agreement and that they have had the opportunity to obtain the advice of counsel of their choice, and that they have full, complete and total comprehension of the provisions hereof and are in full agreement with each and every one of the terms, conditions and provisions of this Agreement. The parties agree to waive any and all rights to apply an interpretation of any and all terms, conditions or provisions hereof, including the rule of construction that such ambiguities are to be resolved against the drafter of this Agreement. For the purpose of this instrument, the parties agree that ambiguities, if any, are to be resolved in the same manner as would have been the case had this instrument been jointly conceived and drafted. The official and binding language of this Agreement shall be English, and the English version of this Agreement shall control over any translation.

22. **COUNTERPARTS AND FACSIMILE OR EMAIL.** This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. This Agreement and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by electronic mail, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

THE COMPANY:

Lion Power Systems, Inc.

By: ______________________

Name: James S. Coleman

Title: President/CEO

HIGHSTAR:

Jiangsu Highstar Battery Manufacturing Co., Ltd.

By: ______________________ . lawrence chen

Name: Gang Chen

Title: CEO